UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 21, 2008 (May 20, 2008)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2008, Spectrum Brands, Inc., a Delaware corporation (the "Company"), entered into a definitive Purchase Agreement (the "Purchase Agreement") with Salton Inc., a Delaware corporation ("Salton"), and its wholly owned subsidiary, Applica Pet Products LLC (together with Salton, the "Purchaser"), for the sale of the Company's Global Pet Business (the "Transaction").

Subject to the conditions contained in the Purchase Agreement, the Purchaser will pay the Company $692.5 million in cash and will surrender (i) a principal amount of the Company’s Variable Rate Toggle Senior Subordinated Notes due 2013 equal to $98 million less an amount equal to accrued and unpaid interest on such notes since the dates of the last interest payment for such notes and (ii) a principal amount of the Company’s 7 3/8 percent Senior Subordinated Notes due 2015 equal to $124.5 million less an amount equal to accrued and unpaid interest on such notes since the dates of the last interest payments for such notes.  The Company is required to deliver audited segment level results for the Global Pet Business to the Purchaser prior to the close of the sale.  Under the terms of the Purchase Agreement, if the adjusted EBITDA derived from the 2007 audited financial statements of the Global Pet Business is more than $3 million less than $92.9 million, then the purchase price will be reduced by a multiple of 10 times the incremental difference.  In addition, the purchase price is subject to adjustment for changes in working capital prior to closing and certain expenses incurred in connection with the sale.  In the event of any purchase price increase as a result of such adjustments, the proportion of the purchase price that is paid in cash may be increased.  Funding for the transaction will be provided by an equity investment to Salton provided by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P., the controlling stockholders of Salton (each a "Controlling Fund").

The closing of the Transaction is subject to certain customary conditions, including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976, receipt of the consent of the Company's lenders under its senior credit facilities, release of all guarantees associated with such senior credit facilities and all liens affecting the assets of the Global Pet Business, delivery to the Purchaser of audited financial statements for the Global Pet Business for fiscal 2006 and 2007, and the absence of any Material Adverse Effect (as defined in the Purchase Agreement) with respect to the Global Pet Business between September 30, 2007 and the date the Transaction closes.  The Transaction is not subject to a financing condition.

The Company has made customary representations and warranties in the Purchase Agreement, including, among other things, representations and warranties as to organization, capitalization, authorization, required consents, litigation, financial statements, absence of certain changes or events, tax, material contracts, permits, insurance, intellectual property, environmental matters, compliance with laws, employee benefit plans, labor matters, transaction with affiliates, sufficiency of assets, customers, suppliers,  product compliance with governmental regulations and other laws, warranties and bank accounts.

The Purchase Agreement contains customary covenants.  The Company has agreed to certain pre-closing covenants in the Purchase Agreement, including, among other things, covenants that the Company, the transferring subsidiaries and the subsidiaries being sold will, in all material respects carry on the Global Pet Business in the ordinary course, in substantially the same manner as previously conducted, during the period between the date of the Purchase Agreement and closing of the Transaction and will not engage in certain types of transactions without the consent of the Purchaser during such period.

The Purchaser has also made customary representations, warranties and covenants in the Purchase Agreement.

In addition, the Purchase Agreement contains certain termination rights for both the Company and the Purchaser.  Under certain circumstances, if the Purchase Agreement is terminated the Purchaser may be required to pay the Company a termination fee of $50 million.  Each Controlling Fund has executed a limited guarantee in favor of the Company pursuant to which such Controlling Fund has guaranteed payment of a pro rata portion of such termination fee.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K which is incorporated herein by reference.

On May 21, 2008, the Company issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Current Report on Form 8-K, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties. The contractual representations and warranties made by the parties in the Purchase Agreement may be subject to a standard of materiality different from what stockholders of the Company may view as material to their interests. The representations and warranties contained in the Purchase Agreement have been negotiated with the principal purpose of establishing the circumstances in which the Purchaser may have the right not to consummate the Transaction, or a party may have the right to terminate the Purchase Agreement, if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts.  Investors in the Company's securities are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Non-GAAP Measurements

Within this report, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  Adjusted EBITDA is a metric used by the Company’s management and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies.  Adjusted EBITDA can also be a useful measure of a company’s ability to service debt and is one of the measures used for determining the Company’s debt covenant compliance.  Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  While the Company’s management believes that adjusted EBITDA is useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward Looking Information

Certain statements in this report are forward-looking statements which includes all statements other than those made solely with respect to historical fact.  Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release.  Actual results may differ materially as a result of (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; (2) the inability to complete the transaction due to the failure to receive required regulatory or other approvals or to satisfy other conditions to the sale; (3) the risk that the proposed transaction disrupts current plans and operations; (4) difficulty or unanticipated expenses in connection with the sale; (5) changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (6) changes in consumer demand for the various types of products the Company offers, (7) unfavorable developments in the global credit markets, (8) the impact of overall economic conditions on consumer spending, (9) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (10) changes in the general economic conditions in countries and regions where the Company does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (11) the Company’s ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (12) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the Company’s securities filings, including the most recently filed Annual Report on Form

10-K or Quarterly Report on Form 10-Q.  The Company also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to the Company and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number                                Description

2.1	Purchase Agreement, dated as of May 20, 2008, by and among Spectrum Brands, Inc., Salton Inc. and Applica Pet Products LLC.

99.1	Press Release issued by Spectrum Brands, Inc. on May 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2008	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Executive Vice President,
Chief Financial Officer and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Purchase Agreement, dated as of May 20, 2008, by and among Spectrum Brands, Inc., Salton Inc. and Applica Pet Products LLC.
99.1	Press Release issued by Spectrum Brands, Inc. on May 21, 2008.